UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010 (January 27, 2010)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

8.01

Other Events.

For the year ended December 31, 2009, we paid distributions of approximately $411.7 million.  For income tax purposes only, approximately 27.8% of the distributions paid in 2009 will be treated as ordinary income and approximately 72.2% will be treated as a return of capital. The following table denotes the allocation of the monthly distributions paid in 2009 for income tax purposes only.  All amounts are stated in dollars per share.

Record Date	Payment Date	Total Distributions	Ordinary Dividends	Capital Gain	Nondividend Distributions

12/31/2008	01/12/2009	$0.05166667	$0.01434701	-	$0.03731966
01/31/2009	02/12/2009	$0.04166667	$0.01157017	-	$0.03009650
02/29/2009	03/12/2009	$0.04166667	$0.01157017	-	$0.03009650
03/31/2009	04/15/2009	$0.04166667	$0.01157017	-	$0.03009650
04/30/2009	05/12/2009	$0.04166667	$0.01157017	-	$0.03009650
05/31/2009	06/12/2009	$0.04166667	$0.01157017	-	$0.03009650
06/30/2009	07/13/2009	$0.04166667	$0.01157017	-	$0.03009650
07/31/2009	08/12/2009	$0.04166667	$0.01157017	-	$0.03009650
08/31/2009	09/11/2009	$0.04166667	$0.01157017	-	$0.03009650
09/30/2009	10/12/2009	$0.04166667	$0.01157017	-	$0.03009650
10/31/2009	11/12/2009	$0.04166667	$0.01157017	-	$0.03009650
11/30/2009	12/11/2009	$0.04166667	$0.01157017	-	$0.03009650
		$0.51000000	$0.14161884		$0.36838116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	January 27, 2010	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer